                                   SCHEDULE B
                          EXCLUSIVE LICENSING AGREEMENT

THIS AGREEMENT made by and between the parties herein below, to wit:

As Parties of the First Part:

         STEROIDOGENESIS INHIBITORS, INC., a Corporation incorporated under the laws of the State of Nevada, and having its principal office and place of business at 2001 E. Flamingo Blvd., Suite 100-B, Las Vegas, Nevada 89119, USA (hereinafter simply called "SI"), and DR. ALFRED T. SAPSE, (hereinafter simply called "SAPSE") (SI and SAPSE collectively referred to as the "Developers")

As a Party of the Second Part:

         STEROIDOGENESIS INHIBITORS CANADA INC., a Corporation incorporated under the laws of the Province of Alberta, Canada, and having its principal office and place of business at Suite 1002, Park Plaza, 10611
         - 98 Avenue, Edmonton, Alberta, T5K 2P7, Canada, herein represented by its Director President, Ms. Anne Ryan (hereinafter simply called "SI Canada").

WHEREAS:

1. SI is engaged in the development, manufacture and sales of certain pharmaceutical products, having successfully developed a product designated ANTICORT, for AIDS treatment, including all technical knowledge necessary for its production in commercial scale;

2. SI Canada is engaged in the marketing of medical hospital, dental and laboratory products and is capable of carrying out the marketing of ANTICORT;

3. SI Canada is desirous of obtaining an exclusive license to manufacture, use, distribute and sell ANTICORT;

NOW THEREFORE, in consideration of mutual covenants and agreements herein contained, the Parties have agreed as to a license based on the following clauses and conditions:

1 INTERPRETATION

1.1 Definitions

    Unless otherwise stated, in this Agreement:

    1.1.1 "Agreement" means this technology license agreement, together with any amendments to or replacements of this technology license agreement;

    1.1.2 "Effective Date" means the 10th day of February, 1996;

    1.1.3 "Improvements" shall mean any future improvements, innovations, inventions, modifications, designs, plans, drawings, specifications, techniques, processes, data and technical information, whether patented or unpatented, made or acquired by the Developers during the term of this Agreement relevant to the use of, or the manufacture of the Products;

    1.1.4 "Methods and Technical Know-how" shall mean all information, processes, knowledge and experience of a technical and commercial nature, including trade secrets and the Specifications relating to techniques for the use of, or methods of or practices in the use of, or the manufacture of the Products;

    1.1.5 "Parties" means the Developers and SI Canada;

    1.1.6 "Patent Rights" means all issued patents, as well as any pending applications and includes all reissues, renewals, extensions, divisions, continuations and continuations-in-part related thereto, wherever filed or obtained, covering the Technology or the Products or any method, technique or process which may be practiced using the Technology or the Products. A list of all issued patents and pending applications as at the Effective Date is set forth in Schedule A;

    1.1.7 "Products" shall mean ANTICORT and any cortisol treatment related products developed by the Developers as Improvements;

    1.1.8 "Proprietary Information" means any information, including know-how, show-how, confidential and other trade secret information, developed or owned by the Developers relating to the design, manufacture, operation or use of the Technology or the Products and not generally known to others in the industry or readily ascertainable by proper means which gives the Products an advantage over other competitors. Proprietary Information shall not include information which:

          (a) at the time of its disclosure is already part of the public knowledge;

          (b) after disclosure hereunder, becomes part of the public knowledge by publication or otherwise through no fault of SI Canada;

          (c) prior to the time of disclosure hereunder, was received by SI Canada in writing from a third party who had a lawful right to disclose it and who did not require SI Canada to hold it in confidence; or

          (d) after the time of disclosure hereunder was received by SI Canada in writing from a party who had a lawful right to disclose it and who did not require SI Canada to hold it in confidence.

    1.1.9 "Proprietary Marks" means ANTICORT and any other trade names, trade marks and other commercial symbols established by SI related to the Products or the Technology from time to time;

    1.1.10 Specifications" shall mean all specifications, methods, applications, technical data, drawings, adjustment, calibration and testing procedures, criteria, qualities, requirements and all other information in connection with the use of the Technology or the manufacture of the Products published or promulgated by or for the benefit of SI and its licensees, manufacturers, distributors and vendors including any manual, specification booklet, letter, notice, memorandum or other written form from time to time;

    1.1.11 "Technology" means all property forming part of, or existing or arising as a result of, the Patent Rights, the Methods and Technical Know-how, the Proprietary Information, the Specifications and any Improvements;

    1.1.12 "Territory" means Canada, such of the member nations of the British Commonwealth as have been added to the Territory from time to time pursuant to Section 2.3 and any other country in respect of which SI agrees to grant SI Canada the license contained in this Agreement.

1.2 Extended Meaning

    All words importing the singular number shall include the plural and the plural the singular, and all references to gender shall include the male, female and neuter, as the context shall require or imply. A reference to dollars, "$" or amounts of money means lawful money of the United States.

1.3 Articles and Headings

    The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. A reference to an article or a section number shall, unless otherwise stated, be a reference to an article or section of this Agreement.

1.4 Meaning of Expressions

    "Herein", "hereof" or "hereunder" and similar expressions when used in a section shall be construed as referring to the whole Agreement and not that section only.

1.5 Schedules

    Any schedules attached to this Agreement shall form part of this Agreement.

2 GRANT OF LICENSE

2.1 Authority

    The Developers represent that SI is the owner of the Technology, has the right to license the Technology in the Territory and has not granted to any other person any rights forming part of the Technology in relation to the Territory or any part thereof. SAPSE agrees not to take any steps related to the Technology which would cause SI to be unable to fulfill its obligations under this Agreement.

2.2 SI hereby grants to SI Canada, effective from the Effective Date and continuing throughout the term of this Agreement, the exclusive right and license, upon the terms and conditions herein specified, to manufacture, use, distribute and sell the Products in the Territory, and in connection therewith to use all Technology. Without limiting the generality of the foregoing:

    (a) the licenses granted herein shall not authorize SI Canada to act as the agent or the attorney in fact of the Developers or either of them, and

    (b) the exclusivity rights granted shall prevent the Developers or any person claiming under them other than SI Canada from manufacturing, using distributing or sell the Products in the Territory.

2.3 At any time and from time to time within one year from the Effective Date, SI Canada shall have the option to expand the Territory to include, in addition to Canada, any other country, still available for contractual agreement, which was a member of the British Commonwealth as at the Effective Date. Such option may be exercised by notice to SI of the name of the country to be included in the Territory accompanied by a deposit of $10,000. The total amount payable to SI for the licenses and rights for any country added to the Territory by SI Canada will be the applicable amount stated in Section 4.2. The expansion of the Territory shall be effective as of the date of notice to SI.

2.4 In the event that SI receives a bona fide written offer from a third party to purchase the license rights for any country or countries which are subject to the option rights of SI Canada set out in Section 2.3, SI will have the right to give written notice to SI Canada (including all terms of the written offer) to exercise its option regarding that country or those countries within forty-five
(45) days, failing which SI will be at liberty to sell the license to the third party according to and only according to the terms of the written offer. The price payable by SI Canada in the event SI Canada chose to exercise its option, will be the lesser of the price established by Section 4.2 and the price contained in the third party offer. The appropriate price will be payable on the set terms and conditions as were contained in the written offer.

2.5 SI shall forthwith advise SI Canada in writing, of the sale by SI of a license related to the Technology for any country including all countries not subject to the option.

2.6 Distributors and Sub-manufacturers

    Subject to the following requirements, SI Canada shall have their right to sub-license its rights to manufacture, market, develop and use the Technology and the Products in the Territory and to appoint distributors and sub-manufacturers of the products:

    (a) SI Canada shall not sub-license its rights or appoint any distributor or sub-manufacturer until it has entered into an agreement with the sub-licensee, distributor or sub-manufacturer containing terms and conditions relating to the use and protection of Proprietary Information and the Technology which are substantially the same as the terms and conditions of this Agreement; and

    (b) in the event of a violation by a sub-licensee, distributor or sub-manufacturer of the terms and conditions of an agreement relating to the use and protection of Proprietary Information, SI Canada shall immediately notify SI thereof and SI shall, on request of SI Canada and to the extent permitted by law, be entitled to participate with SI Canada in enforcing any cause of action SI Canada may have in respect of the alleged violation.

SI Canada will be responsible at its expense for preparing and processing any registration it considers desirable to protect its exclusivity related to the Technology in the Territory. The Developers shall promptly execute all documents reasonably necessary to be executed by the owners (or inventors) of the Technology. SI Canada shall have no liability related to any failure on its part to obtain any registration required to protect the Technology or any part thereof from use by others. Nothing in this Section shall restrict the rights of the

3 DURATION

3.1 Subject to earlier termination as provided in this Agreement, the licenses and rights granted to SI Canada pursuant to this Agreement shall continue from creation until the date which is ten (10) years after the date on which the Products have first received all approvals from the appropriate Canadian government authorities required for the sale of the Products as pharmaceutical products in Canada. The licenses and rights granted to SI Canada for any country which forms part of the Territory on the expiry date of the initial term of this Agreement and in which SI Canada (or its sub-licensees or sub-manufacturers or distributors) continues to distribute and sell the Products shall be automatically renewed for a further period of ten (10) years.

4 LICENSE FEES AND ROYALTIES

4.1 The total compensation payable by SI Canada to SI for the licenses and rights granted to SI Canada for Canada pursuant to this Agreement shall be a fee of $200,000, the receipt of which SI acknowledges and the royalty described in
Section 4.3.

4.2 The total compensation payable by SI Canada for any country added to the Territory pursuant to Section 2.3 will be whichever of the following fees is applicable:

    (a) for Great Britain                      $150,000
    (b) for any other country                  $200,000 or any lesser
                                                amount specified pursuant to the
                                                application of Section 2.4

(provided that there will be deducted from the first country added to the Territory pursuant to Section 2.3 the sum of $30,000) and the royalty described in Section 4.3.

4.3 In addition to the fixed fees referred to in Sections 4.1 and 4.2, SI Canada will pay a variable fee equal to ten (10%) percent of the "manufacturing value" of the sales of Products effected by SI Canada in the Territory. The "manufacturing value" will be the price charged by SI Canada to wholesalers for Products manufactured by or on behalf of SI Canada, excluding any taxes required to be collected or charged by SI Canada in relation to such sale, which will ultimately be sold in the Territory.

4.4 This variable fee will be payable on the 20th day of April, July, October and January of each year and each quarterly payment shall include payment in respect of all sales to wholesalers made in the prior quarter.

4.5 Where any sale is made and SI Canada either is unable to recover payment for Products delivered or subsequently refunds payment due to a problem with the Products delivered, the sale will not be included for the purposes of calculating the variable fee payable and, where payment of the variable fee has already been made relative to that sale, appropriate adjustments will be made on the quarterly account next following the write-off of the receivable or the making of the refund, as they case may be.

4.6 Where a sale is in a currency other than United States dollars, the "manufacturing value" for that sale will be converted to United States dollars using the exchange rate quoted by the Royal Bank of Canada on the business day next following the date of SI Canada's invoice to the wholesaler for the sale.

5 SI'S OBLIGATIONS

5.1 SI will:

(a) supply to SI Canada the Specifications, including without limitation the formula for the Products and all the technical knowledge necessary for the production of the Product and further including laboratory test results, experimental animal tests, clinical use in patients, manufacturing data and manufacturing secrets, as well any Improvements free from any additional remuneration besides that already provided for in his Agreement;

(b) supply technical assistance to any physicians and researchers utilized by SI Canada for clinical tests of the Products in Canada or other countries in the Territory, all in accordance with the parameters of the World Health Organization (WHO);

(c) supply quantities of the Products sufficient for the making of clinical studies by SI Canada in Canada and other countries in the Territory;

(d) supply technical assistance to SI Canada as required to satisfy the requirements of competent health related government departments or ministries in the Territory;

(e) supply, whenever requested by SI Canada, on at least thirty (30) days prior notice, the service of SAPSE for appearances in the Territory for interviews, for meetings with scientists, for lectures to the health authorities, press media, etc. SI Canada will be responsible for all travel expenses and a per diem fee of One Thousand United States Dollars (US $1,000). Such services shall not exceed more than two (2) days per month, unless expressly agreed otherwise by the parties;

(f) supply, whenever requested by SI Canada, and within the reasonable availability of SI's technical team, technical assistance in the Territory with payment of all travel expenses and a fee of Four Hundred United States Dollars (US $400) per man per day;

(g) all reasonable technical assistance and co-operation from the Developers, including without limitation proper completion and execution of applications for patents and trade marks, required to obtain available protection of the Technology in any country in the Territory.

5.2 If, for reasons not attributable to SI Canada, the Technology cannot be protected by appropriate registrations in any country included in the Territory and if as a result SI Canada is not able to enjoy exclusive rights to the manufacture, use, distribution or sale of the Products in that country, SI Canada may terminate the license in relation to that country by notice to SI. In that circumstance SI will refund any fixed fees paid in relation to such license pursuant to Sections 4.1 and 4.2 and will also assume all the expenses of such termination.

6 OBLIGATIONS OF SI Canada

6.1 SI Canada shall:

    (a) be responsible for the making, at its expense, of all clinical testing and documentation required to obtain all approvals required to sell the Products in a country in the Territory by the competent governmental authorities (the approvals in each country being referred to as the "Approval") in the shortest period of time practicable, keeping SI informed on the proceedings and conclusion of all such tests and approval of the Products;

    (b) when an Approval is obtained, begin, within ninety (90) days of the obtaining of the Approval, the production of the Products in accordance with the quality standards prevailing in the pharmaceutical industry in the country in question and in compliance with the Specifications supplied by SI;

    (c) maintain accurate books and records relating to the production, packaging, and shipment of Products, the rejection of Products and the non-payment of Products, as well as any other records required to be maintained by applicable laws or hereunder and shall retain all such records for a period of at least four (4) years;

    (d) prepare and submit to SI, monthly quality control reports as required herein;

    (e) maintain updated records, authorizations, and licenses required by Canadian and foreign legislation for the production and distribution of the Products in the Territory, including ensuring that the appropriate licenses are maintained in good standing by any distributors that SI Canada may retain in any countries within the Territory; and

    (f) promote, at its own expense and to the reasonable satisfaction of SI, the sale of the Products throughout the Territory, including:

          (i) exposing the Products to the medical community and the public and private entities connected with public health,

         (ii) advertising and promoting the sale of the Products and making regular and sufficient contact with the present and future customers of the Products in the Territory, and

        (iii) maintaining adequate sales and warehouse facilities and a sufficient stock of Products to ensure prompt delivery to customers.

7 ACCESS TO SI CANADA'S AND DISTRIBUTOR'S PREMISES

7.1 At all reasonable times and on reasonable prior notice during the term of this Agreement, SI's representatives shall be permitted free access to the premises of SI Canada, its distributors and subcontractors, for inspection purposes so that SI may ascertain whether the production, handling, and storage of the Products are being correctly performed in accordance with the provisions of this Agreement.

8 INDEMNIFICATION WARRANTIES

8.1 SI Canada shall indemnify SI for any costs, expenses, claims or liabilities that the latter may incur as a result of any breach of this Agreement or negligence by SI Canada, its directors, employees or representatives. SI shall immediately communicate to SI Canada notice of any claim or proceeding, whether by court proceedings or otherwise, that may result in civil liability to SI and SI Canada shall, on posting security reasonably sufficient to protect SI relative to such claim or proceeding, be entitled to assume control of the defence and settlement of such claim or proceeding.

8.2 SI shall indemnify SI Canada for any costs, expenses, claims or liabilities that the latter may incur as a result of any breach of this Agreement or negligence by SI, its directors, employees or representatives. SI Canada shall immediately communicate to SI notice of any claim or proceeding, whether by court proceedings or otherwise, that may result in civil liability to SI Canada and SI shall, on posting security reasonably sufficient to protect SI Canada relative to such claim or proceeding, be entitled to assume control of the defence and settlement of such claim or proceeding.

9 USE OF THE TRADEMARK ANTICORT

9.1 While this Agreement is effective, the Products shall always be marketed under the trademark ANTICORT, which is currently under registration in the United States of America, and the registration of which in Canada and the other nations in the Territory shall be undertaken by SI or such other Proprietary Marks as are being used generally by SI in relation to the Products. SI Canada shall indicate on the label of every unit of the Products sold that it is produced under license from SI.

9.2 SI Canada shall refrain from using or permitting its distributors to use any Proprietary Marks as though owned by it or them. The foregoing shall not prevent SI Canada or its authorized distributors from advertising the Products and in connection therewith using the Proprietary Marks then generally being used by SI.

10 TERMINATION

10.1 SI shall have the right to terminate this Agreement and the rights and licences granted hereunder, without prejudice to SI's right to rely on any other legal right or remedy, if any of the following events of default occur:

     (a) if either SI Canada

         (i) defaults in the due and punctual payment of any amount payable under this Agreement, when and as due; or

         (ii) breaches any of the other terms or conditions of this Agreement; and if in either event the default or breach continues for a period of 45 days after written notice has been given to SI Canada by SI requesting that the default or breach be remedied, or:

     (b) if SI Canada makes or purports to make a general assignment for the benefit of creditors or any proceedings are instituted under any statute relating to insolvency, or bankruptcy of SI Canada, or if a custodian, receiver, manager, trustee or any other person with like powers is appointed to take charge of all or any part of SI Canada's undertaking, business, property or assets.

11 OBLIGATIONS FOLLOWING TERMINATION

11.1 Upon termination of this Agreement for any reason whatsoever, SI Canada shall:

     (a) return to SI all confidential or propriety business or technical material relating to the Products,

     (b) cease using SI's Proprietary Marks and thereafter refrain from holding SI Canada out as a producer or distributor for the Products, and

     (c) comply with the confidentiality obligation prescribed by clause 18 for a minimum of three (3) years after the date of termination.

12 GOVERNING LAW

12.1 This Agreement shall be made and construed in accordance with the laws of Alberta and of Canada and, to decide any dispute that may not be amicably settled by the Parties, the competent civil court of the Province of Alberta is hereby chosen.

13 ENFORCEABILITY

13.1 It is agreed that should any clause of this Agreement be unenforceable or prohibited by law or by any court or tribunal decision, the other clauses and conditions shall be valid and enforceable. In the event such court decision involves a partial alteration of any provision hereof, then such clause shall be amended, and is hereby amended, so as to be in compliance with the said legislation or court decision, without prejudice to the other clauses and conditions, which will remain valid and enforceable.

14 COMPLIANCE WITH LOCAL LAWS

14.1 SI Canada shall perform its obligations hereunder in full compliance with applicable local laws and regulations. SI Canada shall be responsible for any non-compliance of the Products with any local laws and regulations, SI Canada shall be responsible for notifying SI, as soon as reasonably possible after becoming aware of the same, of any laws or regulations, whether in effect or proposed, which may adversely affect the obligations and the rights of SI or SI Canada or the sale of the Products in the Territory.

15 NO ASSIGNMENT

15.1 SI Canada shall be entitled to contract with public or private research institutes or organizations to conduct the clinical trials and research necessary to obtain all approvals of the Products required, as well as with foundations of national renown and governments for the due sponsorship and financing of such trials and research, but shall remain in any event always responsible to SI with respect to the faithful performance of this Agreement. Subject to Section 2.6, SI Canada cannot assign this Agreement to any other person without the prior approval to such assignment by SI which approval shall not be unreasonably or arbitrarily withheld.

16 AMENDMENTS

16.1 This Agreement cannot be amended or altered except by a written instrument signed by the Parties. All waivers of any rights under this Agreement must also be in writing and will only apply to the extent specified.

16.2 If any of the Parties believe the Agreement should be amended to further the mutual obligations of the parties, it may advise the others of any changes proposed and upon receipt of such a proposal, the Parties agree to discuss the same in good faith.

17 NOTICES

17.1 Any notice or notification, order, instruction or other document to be delivered or supplied pursuant to the terms hereunder shall be in writing and shall be deemed to have been given if personally delivered or mailed by prepaid registered mail or faxed to:

     If to SI or SAPSE, when addressed to:
             2001 E. Flamingo Blvd., Suite 100-B
             Las Vegas, Nevada 89119
             U.S.A.
             Attention: Dr. Alfred T. Sapse, President
             Fax:(702) 737-7016

     If to SI Canada, when addressed to:
             Suite 1002, Park Plaza
             10611 - 98 Avenue
             Edmonton, Alberta
             T5K 2P7, Canada
             Attention: Mrs. Anne Ryan, President
             Fax: (403) 922-4489

17.2 Any notice delivered personally shall be deemed to be received when left during normal business hours at the address specified above, any notices sent by prepaid registered mail shall be deemed to have been received on the third (3) business day following posting and any notice sent by fax will be deemed to be received on the next business day. Either party shall be entitled to change its address for notice to such other address as may be substituted from time to time by notice in writing to the other.

18 FORCE MAJEURE

18.1 Neither Party shall be liable to the other for any failure to perform or delay in the performance of, its obligations hereunder, nor be deemed to be in breach of this Agreement if such failure or delay has arisen from "Force Majeure". "Force Majeure" means circumstances and conditions beyond the control of the party affected thereby which render it impossible for such party to fulfill its obligation under this Agreement or which will delay such fulfillment. Force Majeure shall include, but not be limited to, the following matters: war; acts of foreign enemy; civil war; earthquake; flood, fire or other natural physical disaster, strike or lock-out. Shortages of labour, materials, transportation or utilities shall not constitute Force Majeure unless caused by circumstances which are themselves Force Majeure. Lack of finances or inability to perform because of the financial condition of a party shall not constitute Force Majeure.

18.2 If either Party is prevented from, or delayed in, performing any of its obligations under this Agreement by Force Majeure, such party shall as soon as possible notify the other party of the circumstances constituting Force Majeure and of the obligations the performance of which will thereby be delayed or prevented and the party giving the notice shall thereupon be excused the performance or punctual performance, as the case may be, of such obligations for the period of time directly attributable to such prevention or delay.

19 CONFIDENTIALITY

19.1 SI Canada undertakes to maintain all Proprietary Information strictly confidential, and shall not reveal Proprietary Information to third parties, except and to the extent required by law or by court decision, or as necessary to enable SI Canada, its employees, subcontractors and sub-licensees to perform obligations under this Agreement or to manufacture, use, distribute or sell the Products within the Territory.

19.2 SI Canada shall procure from its employees, subcontractors and sub-licensees written commitments whereby they will undertake to abide by this confidentiality obligation.

     Being thus in full agreement, the Parties cause this Agreement to be executed in four (4) counterparts of equal tenor, by their duly authorized legal representatives.

In Las Vegas, Nevada:
Date: February 10, 1996
      -----------------------------------------

STEROIDOGENESIS INHIBITORS, INC.

Per: /s/ Alfred T. Sapse
    -------------------------------------------
    Alfred T. Sapse, M.D., President

ALFRED T. SAPSE

In Edmonton, Alberta:
Date: February 10, 1996
      -----------------------------------------

STEROIDOGENESIS INHIBITORS CANADA INC.

Per: /s/ Anne Ryan
     ------------------------------------------
     Anne Ryan, President

                                Agreement Between

THIS AGREEMENT made by and between the parties herein below, to wit

                     STEROIDOGENESIS INHIBITORS CANADA INC.

Suite 1002, Park Plaza, 10611 - 98 Avenue, Edmonton, Alberta, T5K 2P7, Canada -
                        (herein simply called SI Canada)

                                       AND

                         STEROIDOGENESIS INHIBITORS INC.
        2001 E Flamingo Blvd., Suite 100B, Las Vegas, Nevada, 89119, USA
                         (Hereinafter simply called SI)

WHEREAS: SI Canada has not, on the date below, finalized its payment for license to SI, the following terms, which the above parties agreed to, will apply:

1. Not withstanding the signatures of a certain Schedule B "Exclusive Licensing Agreement" between SI and SI Canada of February 10, 1996, SI Canada would pay to SI the amount of US $90,000 still owed by SI Canada to SI on or before March 31, 1996. Failure to pay these funds by March 31, 1996 will invalidate the whole and entire Schedule B "Exclusive Licensing Agreement".

2. Upon final payment, SI (Sapse) will release the Specifications, Improvements, Methods and Technical Know-how, Proprietary Information, and Technology to SI Canada who will hold these items in a secured location, in accordance with the non-disclosure terms stated in the licensing agreement, until they are required for Product production.

Date February 10, 1996

Steroidogenesis Inhibitors Canada Inc.       Steroidogenesis Inhibitors Inc.

Per: /s/ Anne Ryan                               Per: /s/ Alfred T. Sapse
     ---------------------------------            ----------------------------
     Anne Ryan, President                         Dr. Alfred T. Sapse, President

                                    AGREEMENT

                                     between

As parties to the first part:

          STEROIDOGENESIS INHIBITORS INC., a Corporation incorporated under the laws of the state of Nevada, having its principal office and place of business at 2001 E. Flamingo Blvd., Suite 100-B, Las Vegas, Nevada, 89119, USA (hereinafter called "SI") and DR. ALFRED T. SAPSE, (hereinafter called "SAPSE"). (SI and SAPSE collectively referred to as the "Developers")

                                       and

As parties of the second Part:

          STERIODOGENESIS INHIBITORS CANADA INC., a Corporation incorporated under the laws of the Province of Alberta, Canada, and having its principal office and place of business at Suite #48, 240 - Baseline Road, Sherwood Park, Alberta, T8H IS8, Canada, herein represented by its Director, President and CEO, Mr. Warren Jackson (hereinafter simply called "SI Canada").

WITH REFERENCE to:

                                  AMENDMENT TO

                    SCHEDULE B, EXCLUSIVE LICENSING AGREEMENT
                    "Effective Date, 10th of February, 1996"

THIS AGREEMENT made by and between the parties herein below to wit:, that in consideration of this Amendment, it is agreed that:

1. SI Canada will pay to SII, $50,000.00 USD, (fifty thousand dollars), upon the signing of the Amendment to the Schedule B, Exclusive Licensing Agreement, "Effective Date, 10th of February, 1996".

                                     1 of 2

2. SI Canada will pay to SI, an additional payment of $50,000.00 USD, (fifty thousand dollars), this payment to be "Payment in Full", five to ten business days after SI Canada is a Publicly Traded Company, trading on the Alberta Stock Exchange. Failure to do so, will bring about the cancellation of the AMENDMENT to SCHEDULE B, EXCLUSIVE LICENSING AGREEMENT, effective date 10th of February, 1996, between SI Canada and SI, USA.

3. England, New Zealand, Australia and Brienic are four countries exempt from the Commonwealth Countries referred to in Section 2.3 of SCHEDULE B, EXCLUSIVE LICENSE AGREEMENT, Dated 10th of February, 1996, as an optional country for inclusion into the Territory of SI Canada.

4. SI will provide to SI Canada a signed letter, on SI letterhead, stating the approximate dollar value spent to date on the development of ANTICORT up to the IND Approval to test stage.

5. SI will provide to SI Canada proof of Patent or Patent Pending protection in the various countries applied for.

   Being this in full agreement, the parties cause this Agreement to be executed in four (4) counterparts of equal tenor, by their duty authorized legal representatives.

   In Las Vegas, Nevada, Dated: July 7, 1997,

   STERIODOGENESIS INHIBITORS INC.

   Per:  /s/ Alfred T. Sapse
        ----------------------------------------
        Alfred T. Sapse, M.D., President

   STERIODOGENESIS INHIBITORS CANADA INC.

   Per: /s/ Warren Jackson
        ----------------------------------------
        Warren Jackson, President & CEO

                                     2 of 2

                                  AMENDMENT TO
                                   SCHEDULE B

                          EXCLUSIVE LICENSING AGREEMENT
                    "Effective Date, 10th of February, 1996"

THIS AGREEMENT made by and between the parties herein below to wit:

As parties to the first part:

          STEROIDOGENESIS INHIBITORS INC., a Corporation incorporated under the laws of the state of Nevada, having its principal office and place of business at 2001 E. Flamingo Blvd., Suite 100-B, Las Vegas, Nevada, 89119, USA (hereinafter called "SI") and DR. ALFRED T. SAPSE, (hereinafter called "SAPSE"). (SI and SAPSE collectively referred to as the "Developers")

As parties of the second Part:

          STERIODOGENESIS INHIBITORS CANADA INC., a Corporation incorporated under the laws of the Province of Alberta, Canada, and having its principal office and place of business at Suite #48, 240 - Baseline Road, Sherwood Park, Alberta, T8H 1IS8, Canada, herein represented by its Director, President and CEO, Mr. Warren Jackson (hereinafter simply called SI Canada").

                            AMENDMENT TO SECTION 2.3

IT IS AGREED that section 2.3 of this agreement be amended to:

2.3 At any time from time to time within one year from the date of the drug approval, SI Canada shall have the option to expand the Territory to include, in addition to Canada, any other country still available for contractual agreement which was a member of the British Commonwealth as at the Effective Date. Such option may be exercised by notice to SI of the name of the country to be included

                                     1 of 2
in the Territory accompanied by a deposit of $10,000. The total amount payable to SI for the licenses and rights for any country added to the Territory by SI Canada will be the applicable amount stated by Section 4.2 The expansion of the Territory shall be effective as of the date of notice to SI.

Being this in full agreement, the parties cause this Amendment to be executed in four (4) counterparts of equal tenor, by their duly authorized legal representatives.

In Las Vegas, Nevada:

Date: July 7, 1997
      ---------------------------------------
STERIODOGENESIS INHIBITORS INC.

 Per:  /s/ Alfred T. Sapse
        ----------------------------------------
        Alfred T. Sapse, M.D., President

ALFRED T. SAPSE

STERIODOGENTESIS INHIBITORS CANADA INC.

   Per: /s/ Warren Jackson
        ----------------------------------------
        Warren Jackson, President & CEO

WARREN JACKSON

                                     2 of 2